UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2006 (April 19, 2006)

Universal Compression Holdings, Inc.

Universal Compression, Inc.

(Exact Name of Registrants as Specified in their Charters)

Delaware Texas	001-15843 333-48279	13-3989167 74-1282680
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4444 Brittmoore Road, Houston, Texas 77041

(Address of principal executive offices)  (Zip Code)

(713) 335-7000

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

On April 19, 2006, the Board of Directors (the “Board”) of Universal Compression Holdings, Inc. (the “Company”) appointed Mr. J.W.G. “Will” Honeybourne to the Board. Mr. Honeybourne was nominated for the position by the Board’s Nominating and Corporate Governance Committee and will fill one of the vacancies created by the two directors who did not stand for re-election at the Company’s Annual Stockholders’ Meeting held on April 19, 2006, as reported in the Company’s Current Report on Form 8-K filed on March 13, 2006. Mr. Honeybourne will serve on the Board’s Compensation Committee and Nominating and Corporate Governance Committee.

Item 8.01	Other Events.

On April 19, 2006, the Board also appointed Mr. Stephen A. Snider, an existing Board member and the Company’s President and Chief Executive Officer, as the Chairman of the Board.

Item 9.01          Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release dated April 19, 2006 (regarding the appointment of Mr. Honeybourne to the Board).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC.
(Registrants)

Date: April 19, 2006
	By:	/s/ D. Bradley Childers
D. Bradley Childers
Senior Vice President, Business Development, General Counsel and Secretary